Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Announces Third Quarter Fiscal 2021 Operating Results

April 22, 2021	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal quarter ended February 28, 2021. The operating results for the nine months ended February 28, 2021 include financial results from Schmitt’s July 9, 2020 acquisition of Ample Hills Creamery (“Ample Hills”).

Highlights of the three months and nine months ended February 28, 2021

•	Consolidated revenues increased $573,477, or 52.4%, to $1,668,444 for the three months ended February 28, 2021, as compared to $1,094,967 for the three months ended February 28, 2020. For the nine months ended February 28, 2021, consolidated revenues increased $1,982,795, or 61.5%, to $5,205,641, as compared to $3,222,846 for the nine months ended February 28, 2020.
•	The Company’s newly formed Ice Cream Segment generated revenues of $621,730 for the three months ended February 28, 2021. From the date of the Company’s acquisition of Ample Hills on July 9, 2020 through February 28, 2021, the Ice Cream Segment generated revenues of $2,282,139.
•	Measurement Segment revenue decreased $48,253, or 4.4%, to $1,046,714 for the three months ended February 28, 2021 as compared to $1,094,967 for the three months ended February 29, 2020. The decrease is primarily driven by a decrease in Acuity and Xact product revenue of $48,029 and $36,910, respectively. The decline was offset by an increase in Xact monitoring revenue of $36,893, or 9.4%. Measurement Segment revenue decreased $299,344, or 9.3%, to $2,923,502 for the nine months ended February 28, 2021 as compared to $3,222,846 for the nine months ended February 29, 2020. The decrease was driven by a decrease in Acuity and Xact product revenue of $161,465 and $157,880, respectively. The decline was offset by an increase in Xact monitoring revenue of $96,648, or 8.5%, for the nine months ended February 28, 2021.
•	Gross margin decreased to 49.8% for the three months ended February 28, 2021, as compared to 55.1% for the three months ended February 28, 2020. Gross margin increased to 46.1% for the nine months ended February 28, 2021 as compared to 45.6% for the nine months ended February 28, 2020.
•	Operating expenses increased $2,300,328, or 222.2%, to $3,335,650 for the three months ended February 28, 2021, as compared to $1,035,322 for the three months ended February 28, 2020. The increase was due to the inclusion of the Ample Hills business along with increased stock compensation, professional fees, and investments in information technology.
•	Net loss from continuing operations was ($2,419,797) or ($0.64) per fully diluted share, for the three months ended February 28, 2021 compared to net loss from continuing operations of ($240,277) or ($0.06) per fully diluted share, for the three months ended February 29, 2020. Net loss from continuing operations was ($4,635,607) or ($1.23) per fully diluted share, for the nine months ended February 28, 2021 compared to net loss from continuing operations of ($1,138,481) or ($0.29) per fully diluted share, for the nine months ended February 29, 2020.

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

The Company finished the quarter ended February 28, 2021 with $4,166,364 in cash, as compared to $10,566,531 for the year ended May 31, 2020.

Michael Zapata, Schmitt’s Chairman and Chief Executive Officer, commented, “We continue to make progress as a Company across our three business units. For Ample Hills, the team has overseen the capital expenditures for our Red Hook factory, has navigated the winter months appropriately while staying safe in the COVID environment and ensuring no inter-company transmissions, and has successfully launched new packaging for our Ample Hills pints. We are excited for the coming months as we head into the ice cream summer season. Please also keep an eye out for our new location opening soon in Brooklyn.”

“In our SMS Measurement segment, our Portland team continues to make great progress across the units as they focus on business development and improved customer experiences in both our Acuity and Xact business lines.”

Real Estate Update

Schmitt listed the 28th Street building for sale on December 18, 2020. There is no certainty or timing of the sale of this property.

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

Summary data for the three and nine months ended February 28, 2021 and February 29, 2020:

	Three months ended February 28,		Change
	2021	2020	$	%
Total net revenue	$1,668,444	$1,094,967	$573,477	52.4%
Gross margin	49.8%	55.1%
Operating expenses	3,335,650	1,035,322	2,300,328	222.2%
Net loss from continued operations	(2,419,797)	(240,277)	(2,179,520)	907.1%
Net loss per common share from continued operations, diluted	$(0.64)	$(0.06)	$(0.58)	966.7%

	Nine months ended February 28,		Change
	2021	2020	$	%
Total net revenue	$5,205,641	$3,222,846	$1,982,795	61.5%
Gross margin	46.1%	45.6%
Operating expenses	8,674,379	2,818,187	5,856,192	207.8%
Net loss from continued operations	(4,635,607)	(1,138,481)	(3,497,126)	307.2%
Net loss per common share from continued operations, diluted	$(1.23)	$(0.29)	$(0.94)	324.1%

Reconciliation of Adjusted EBITDA:

	Three months ended February 28,
	2021	2020
Loss before income taxes from continuing operations	$(2,421,434)	$(244,483)
Depreciation and amortization	120,617	37,803
EBITDA from continuing operations	$(2,300,817)	$(206,680)

Adjusted for:
Bargain purchase gain	(2,277)	-
Stock-based compensation	(87,878)	134,122
Unrecoverable Inventory Costs	-	-
Software write-down & recoveries	-	(19,079)
Non-recurring expenses	-	93,249
Adjusted EBITDA from continuing operations	$(2,390,971)	$1,612

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

Reconciliation of Adjusted Net Loss and Non-GAAP EPS:

	Three months ended February 28,
	2021	2020
Net loss from continuing operations	$(2,419,797)	$(240,277)
Adjusted for:
Bargain purchase gain	(2,277)	-
Income from discontinued product line	-	93,249
Stock-based compensation	(87,878)	134,122
Software write-down & recoveries	-	(19,079)
Tax effects of adjustments	22,539	(52,073)
Adjusted net loss from continuing operations (Non-GAAP)	$(2,487,413)	$(84,058)
Non-GAAP loss per fully diluted share	$(0.66)	$(0.02)

	Nine months ended February 28,
	2021	2020
Net loss from continuing operations	$(4,635,607)	$(1,138,481)
Adjusted for:
Bargain purchase gain	1,187,235	-
Income from discontinued product line	57,140	(134,269)
Stock-based compensation	163,493	326,724
Software write-down & recoveries	-	57,942
Non-recurring expenses	-	601,929
Unrecoverable Inventory Costs	-	76,099
Tax effects of adjustments	(351,967)	(232,106)
Adjusted net loss from continuing operations (Non-GAAP)	$(3,579,706)	$(442,162)
Non-GAAP loss per fully diluted share	$(0.95)	$(0.11)

Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA from continuing operations”, “Adjusted net loss from continuing operations (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Schmitt’s financial condition and results of operations is included as Exhibit 10.5 to Schmitt’s report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2021.

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Company also owns and operates Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Philip Bosco, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258